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                                                                 Exhibit 10.11.2

                      Amendment #4 to Master Agreement
                  Dated 8 August, 1997, between PathNet, Inc.
                            and NEC America, Inc.


Except as expressed herein, the terms and conditions of the Master Agreement remain in full force and effect:

Article 6. Payment Terms

Delete paragraphs 6.2 and 6.3 and replace with:

6.2 For Equipment purchases made hereunder, payment terms for the initial base system or the initial installation system, in the event PathNet initially builds beyond the initial base system, shall be: sixty percent (60%) of the invoice amount net thirty (30) days from Seller's tender of delivery of the Equipment to the destination(s) as specified by Buyer, remaining balance due one hundred eighty (180) days from original invoice date.

6.3 For Equipment purchases made hereunder, payment terms for overbuild systems shall be: one hundred percent (100%) of invoice amount net thirty
    (30) days from Seller's tender of delivery of the Equipment to the destination(s) specified by Buyer.

NEC America, Inc                       PathNet, Inc.

By: /s/ Patrick Stewart                By: /s/ Davis Schaeffer
   ------------------------                ----------------------
   P. Stewart                              D. Schaeffer

Title: AMG, RCDS                       Title: Chairman

Date:    7/8/98                        Date:   7/10/98
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